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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


    We, the undersigned directors of RAM Energy, Inc. (hereinafter, the "Company"), hereby severally constitute William W. Talley II, Larry E. Lee and John M. Longmire and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-1, and any amendments thereto (including post-effective amendments), and any registration statement that is to be effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering under the Securities Act of 1933 shares of the Company's Common Stock, par value $.01 per
share, and    % Senior Notes due 2008 granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.



    DATED this 28th day of January, 1998.



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
            /S/ JOHN M. REARDON                /S/ GERALD R. MARSHALL
--------------------------------------------   --------------------------------------------
John M. Reardon                                Gerald R. Marshall
Director of RAM Energy, Inc.                   Director of RAM Energy, Inc.
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